Exhibit 10.61

FIRST AMENDMENT TO OPTION AGREEMENT

This First Amendment to Option Agreement (this “Amendment”) is executed effective as of August 26, 2019 by and between CLS MASSACHUSETTS, INC., a Massachusetts corporation (the “Optionee”), CLS HOLDINGS USA, INC., a Nevada corporation (“CLS Holdings”), and IN GOOD HEALH, INC., a Massachusetts corporation (the “Company”), and amends that certain Option Agreement dated October 31, 2018 (the “Original Agreement”). Capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement. The Original Agreement, as amended by this Amendment, shall be referred to herein as the “Agreement.”

NOW, THEREFORE, in consideration of Optionee’s, CLS Holdings’ and the Company’s agreement to enter into this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree to amend the Original Agreement as follows:

1.     Option Period. The definition of “Option Period” in the third Whereas Clause shall be deleted and replaced with the following:

“Option Period” shall mean the period beginning on January 1, 2020 and ending on January 31, 2020, subject to extension as provided in this Amendment.

2.     Option Termination Date. The definition of Option Termination date in Section 1 shall be deleted and replaced with the following:

“Option Termination Date” shall mean January 31, 2020, subject to extension as provided in this Amendment.

3.     Delivery of Company Financial Statements. During the Option Period and not later than the Option Termination Date, the Company shall deliver the Company Financial Statements to the Optionee, which shall include audited financial statements prepared under U.S. GAAP for the year ended December 31, 2019. The Purchase Exception for minimum EBITDA set forth in Section 3(a) of the Agreement shall apply to the financial statements for the year ended December 31, 2019. If the Company is unable to deliver its 2019 audited financial statements to Optionee on or before January 31, 2020 but has complied with all of its other requirements set forth in the Agreement, then the Option Period and Option Termination Date shall be extended until February 29, 2020, solely to provide the Company with additional time to deliver the 2019 audited financial statements. If the Company is unable to deliver its 2019 audited financial statements to Optionee by February 28, 2020, then the Optionee, in its sole discretion, shall have the right to either terminate the Agreement, which termination shall constitute a Purchase Exception, or (i) extend the Option Period and Option Termination Date until June 30, 2020, and (ii) appoint auditors of its choosing and at the Company’s sole expense to conduct the audit of the Company’s 2019 financial statements. If the Company has not delivered its 2019 audited financial statements to the Optionee by June 30, 2020, then either the Optionee or the Company may terminate the Agreement and such termination shall constitute a Purchase Exception. In all cases, the exercise of the Option pursuant to this Agreement, and closing of the Merger Agreement, shall not occur unless all of the requirements and conditions set forth in the Agreement (including Section 7 of the Original Agreement), and in the Merger Agreement, have been fulfilled or waived by the party for whom the respective requirement or condition was intended to benefit. This Section shall replace Section 4 of the Original Agreement in its entirety.

4.     Closing Following Exercise of Option.     Following the Optionee’s exercise of the Option, the Optionee and the Company shall: (i) follow the schedule set forth in Section 7 of the Original Agreement related to the Company’s delivery of the Bring-Down Certificate and the signing of the Merger Agreement, and (ii) use their commercially reasonable efforts to satisfy the closing conditions in the Merger Agreement and effect a closing under the Merger Agreement. Beginning not later than January 1, 2020, the Company shall begin to prepare the Bring-Down Certificate, determine whether any Updated Schedules are necessary, and begin to prepare such Updated Schedules, if applicable, even though the Optionee has not yet exercised the Option. The Company shall also deliver drafts of the Bring-Down Certificate and Updated Schedules to the Optionee, and the Optionee and the Company shall exchange updated drafts of the Merger Agreement during January 2020 with the goal of expediting execution and closing of the Merger Agreement following exercise of the Option by Optionee.

5.     Purchase Exceptions. Section 3(e) shall be deleted and replaced with the following language:

“Subject to and incorporating the terms of Section 2 of this Amendment, the Company has not delivered the following financial statements, prepared in accordance with U.S. generally accepted accounting practices (“GAAP”), to Optionee at least 45 days prior to the anticipated closing of the Merger: audited financial statements, including balance sheet, income statement, statement of cash flows and statement of stockholders’ equity, for the years ended December 31, 2018 and 2019, and unaudited financial statements, if applicable, for each quarter (sand year to end of each such quarter) and for the comparable period of the prior year, which unaudited financial statements have been reviewed by the Company’s auditors, and which financial statements are accompanied by an unqualified report (where audited) or review report (where unaudited) of the Company’s auditors (collectively, the Company Financial Statements”);

6.     Effect of Amendment. Except as expressly modified by this Amendment, the Original Agreement shall remain unmodified and in full force and effect.

7.     Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or PDF copy), each of which shall be deemed an original and all of which together shall constitute one instrument.

(Signature Page Follows)

The parties have executed this Amendment as of the date first written above.

COMPANY: IN GOOD HEALTH, INC. By: /s/ David Noble Name: David Noble Title: President

OPTIONEE:

CLS MASSACHUSETTS, INC.

By: /s/ Jeffrey I. Binder

Name: Jeffrey I. Binder

Title: Chairman and CEO

CLS HOLDINGS:

CLS HOLDINGS USA, INC.

By: /s/ Jeffrey I. Binder

Name: Jeffrey I. Binder

Title: Chairman and CEO